UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 25, 2016

MACROGENICS, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-36112	06-1591613
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
9640 Medical Center Drive
Rockville, Maryland
(Address of principal executive offices)
20850
(Zip Code)
(301) 251-5172
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2016, Jon Wigginton, M.D., previously the Senior Vice President, Clinical Development, of MacroGenics, Inc. (the "Company"), was promoted to the role of Senior Vice President, Clinical Development and Chief Medical Officer, effective March 1, 2016.

In connection with this promotion, Dr. Wigginton's annual base salary will be $430,000, with an annual performance bonus target equal to 40% of his base salary. Dr. Wigginton will also receive a grant of 30,000 Restricted Share Units ("RSUs"), which will fully vest after two years subject to his continued employment with the Company.  In the case of termination by the Company other than for cause, all RSUs that are unvested as of the date of termination shall immediately vest. There are no family relationships between Dr. Wigginton and any director or other officer of the Company or any related party transactions involving Dr. Wigginton.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACROGENICS, INC.

/s/ATUL SARAN
Name: Atul Saran
Title: Senior Vice President and General Counsel
Date: March 1, 2016